Exhibit 99.1
FACTSET TO ACQUIRE CUSIP GLOBAL SERVICES
FOR $1.925 BILLION

OPERATOR OF MARKET STANDARD SECURITY IDENTIFIERS FOR MORE THAN 50 YEARS

CONSISTENT REVENUE GROWTH AND ROBUST MARGINS
 HIGHLY COMPLEMENTARY TO FACTSET

EXPECTED TO BE ACCRETIVE TO FACTSET’S ADJUSTED DILUTED EPS AND ADJUSTED OPERATING MARGINS IN THE FIRST YEAR

NORWALK, Conn., Dec. 27, 2021 -- FactSet (NYSE:FDS) (NASDAQ:FDS), a global provider of integrated financial information and analytical applications, today announced that it has entered into a definitive agreement to acquire CUSIP Global Services (CGS) from S&P Global for $1.925 billion in cash. FactSet also expects to receive an estimated tax benefit of approximately $200 million as part of the transaction.1 The acquisition will significantly expand FactSet’s critical role in the global capital markets, advancing its open data strategy.

CGS manages a database of 60 different data elements uniquely identifying more than 50 million global financial instruments. It is the foundation for security master files relied on by critical front, middle and back-office functions. CGS is the exclusive provider of CUSIP and CINS identifiers globally and also acts as the official numbering agency for ISIN identifiers in the United States.2

As part of FactSet, CGS will continue to carefully steward the CUSIP system in close partnership with the American Bankers Association (ABA) to ensure both a seamless transition and continued innovation. As a result, CGS will continue to reliably serve the global securities market as it evolves and grows.

CGS generates annual revenues of approximately $175 million with consistent revenue growth rates in the mid- to high-single digit range. It is expected to deliver robust margins and be immediately accretive to FactSet’s adjusted operating margins. The transaction is also expected to be accretive to FactSet’s adjusted diluted EPS in the first year of ownership, excluding purchase price amortization and one-time integration costs.

CGS will function as a part of FactSet Content and Technology Solutions (CTS). The acquisition, on a pro forma basis, will increase CTS’s Annual Subscription Value (ASV) to more than $425 million. CGS’s experienced and trusted team will report to Jonathan Reeve, Executive Vice President and Head of CTS, FactSet.

1 FactSet expects to receive a step up in tax basis resulting in an annual deduction over the next 15 years with an estimated tax benefit of approximately $200 million on a present value basis.

2 CUSIP (Committee on Uniform Security Identification Procedures) is a 9-character alphanumeric identifier assigned for issuers and their financial instruments offered in the U.S. and Canada. For outside of North America, CINS (CUSIP International Number System) is a 9-character alphanumeric identifier that uses the same 9-character format as CUSIP identifiers and is the local identifier of more than 30 other international markets. CUSIP was launched in 1968 by the ABA and CGS has been managing the CUSIP system on behalf of the ABA since its inception.

“We are excited to welcome CGS’s talented team to the FactSet family,” said Phil Snow, CEO, FactSet. “CGS is a unique asset with tremendous market recognition providing deep alliances across the financial industry. Its core competency in securities identification aligns well with FactSet’s industry leading data management capabilities. We believe this acquisition will greatly benefit FactSet’s clients, employees and shareholders.”

“CGS has delivered outstanding service, reliability, and innovation to the global securities market for more than 50 years, and I am highly confident that FactSet will continue to build on this heritage,” said Douglas L. Peterson, President and CEO of S&P Global.

“The American Bankers Association is looking forward to working with FactSet as our new partner to steward the CUSIP system,” said Rob Nichols, President and CEO of the ABA. “Building off a strong foundation, we’re confident FactSet has the resources, experience, and innovation needed to expand CUSIP as it meets the evolving needs of market participants around the world. We’re excited for the future.”

Financing and Closing Conditions

FactSet will fund the transaction through a combination of cash-on-hand and committed financing. The acquisition is subject to customary closing conditions, including regulatory approvals and the consummation of the S&P Global and IHS Markit merger. The transaction is expected to close during the first calendar quarter of 2022.

Advisors

FactSet’s advisors on the transaction include Centerview Partners LLC as financial advisor and Cravath, Swaine & Moore LLP as legal advisor.

Conference Call

FactSet will host a conference call to discuss this transaction on Wednesday, January 5, 2022 at 11:00 a.m. Eastern Time. The call will stream live at FactSet Investor Relations. The following information is provided for those who would like to participate:

U.S. Participants:          (833) 726-6487
International Participants:          (830) 213-7677
Passcode:          369932

An archived webcast with the accompanying slides will be available at FactSet Investor Relations for one year after the conclusion of the live event. The call transcript will also be available via the FactSet workstation or web. An audio replay of this conference will also be available until January 12, 2022 via the following telephone numbers: (855) 859-2056 in the U.S. and (404) 537-3406 internationally using passcode 3699321.

Forward-Looking Statements

This news release contains forward-looking statements based on management's current expectations, assumptions, estimates, forecasts and projections about industries in which FactSet operates, FactSet’s future performance, future events and circumstances, and the beliefs and assumptions of management. All statements that address expectations, guidance, outlook or projections about the future, including statements about the Company's strategy for growth, product development, revenues, future financial results, anticipated growth, market position, subscriptions, expected expenditures, trends in FactSet’s business and financial results, are forward-looking statements. Forward-looking statements may be identified by words like "expects," "believes," "anticipates," "plans," "intends," "estimates," "projects," "should," "indicates," "continues," "may" and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. These statements include, but are not limited to, statements about the proposed transaction. Many factors, including those discussed more fully elsewhere in this release and in FactSet's filings with the Securities and Exchange Commission, particularly its latest annual report on Form 10-K and quarterly reports on Form 10-Q, as well as others, could cause results to differ materially from those stated. Forward-looking statements speak only as of the date they are made, and FactSet assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

About FactSet

FactSet (NYSE:FDS | NASDAQ:FDS) delivers superior content, analytics, and flexible technology to help more than 162,000 users see and seize opportunity sooner. We give investment professionals the edge to outperform with informed insights, workflow solutions across the portfolio lifecycle, and industry-leading support from dedicated specialists. We're proud to have been recognized with multiple awards for our analytical and data-driven solutions, with the distinction of having been recently added to the S&P 500, and repeatedly scored 100 by the Human Rights Campaign® Corporate Equality Index for our LGBTQ+ inclusive policies and practices. Subscribe to our thought leadership blog to get fresh insight delivered daily at insight.factset.com. Learn more at www.factset.com and follow us on Twitter: www.twitter.com/factset.

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